SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement       [  ]   Confidential, for Use of the
                                                Commission Only (as permitted by
[x ]     Definitive Proxy Statement               Rule 14a-6(e)(2))

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12

                               LMI AEROSPACE, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x ]     No fee required.

[  ]     Fee  computed on  table below  per Exchange  Act Rules 14a-6(i)(1)  and
         0-11.

         1)    Title to each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)    Proposed maximum aggregate value of transaction:

         5)    Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any  part of the fee is offset  as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

         2)    Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

                               LMI Aerospace, Inc.
                                3600 Mueller Road
                           St. Charles, Missouri 63302

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 24, 2000


TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of LMI Aerospace, Inc., a Missouri corporation, will be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, at 10:00 a.m. local time on Wednesday, May 24, 2000 for the following purposes:

1. To elect three Class II Directors for a term expiring in 2003 or until their successors are elected and qualified;

2. To approve the Amended and Restated LMI Aerospace, Inc. 1998 Stock Option Plan, as described in the accompanying proxy statement;

3. To ratify the selection of Ernst & Young LLP to serve as the Company's independent auditor; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 17, 2000, as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of all Shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each Shareholder, will be open during usual business hours to the examination of any Shareholder for any purpose germane to the annual meeting for ten days prior to the meeting at the office of the Company set forth above.

A copy of the Company's annual report for its fiscal year ended December 31, 1999, accompanies this notice.

                                             By Order of the Board of Directors,

                                             LAWRENCE E. DICKINSON
                                             Secretary

St. Charles, Missouri
May 5, 2000


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

                               LMI Aerospace, Inc.
                                3600 Mueller Road
                           St. Charles, Missouri 63302

                                 PROXY STATEMENT

                             Solicitation of Proxies

         The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045, beginning at 10:00 a.m. local time on Wednesday, May 24, 2000, or at any adjournment thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally or by mail, telephone, or telegraph if proxies are not promptly received. However, except with respect to printing and mailing expenses, the Company does not expect to incur out-of-pocket expenses in soliciting proxies. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to Shareholders on or about May 5, 2000. Banks, brokers, and other custodians, nominees, and fiduciaries will be requested to send proxy materials to beneficial owners and to request voting instruction. The Company will reimburse them for their out-of-pocket expenses in so doing.

                               Revocation of Proxy

         If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, Lawrence E. Dickinson, in writing of such revocation at any time prior to the voting of the proxy. An executed proxy with a later date will also revoke a previously furnished proxy.

                                   Record Date

         Only Shareholders of record at the close of business on April 17, 2000 will be entitled to vote at the meeting or any adjournment thereof.

                         Actions to be Taken Under Proxy

         Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Ronald S. Saks, or, if unable or unwilling to serve, Lawrence J. LeGrand, will vote:

1. FOR the election of the persons named herein as nominees for Class II Directors of the Company for a term expiring at the 2003 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2. FOR the adoption of the Amended and Restated LMI Aerospace, Inc. 1998 Stock Option Plan, as described in this proxy statement;

3. FOR the ratification of the engagement of Ernst & Young LLP as the Company's independent auditor; and

4. According to such person's judgment on the transaction of such other business as may properly come before the meeting or any adjournment thereof.


Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve.

                   Voting Securities and Security Ownership of
                    Certain Beneficial Owners and Management

         On April 17, 2000, the record date of the Shareholders entitled to vote at the Annual Meeting, there were outstanding 8,208,247 shares of Common Stock $0.02 par value per share, value of the Company, each of which is entitled to one vote on all matters submitted, including the election of directors.

         Under applicable State law and the provisions of the Company's Restated Articles of Incorporation and Amended and Restated By-laws, the affirmative vote of the holders of a majority of the issued and outstanding shares voting in person or by proxy is required to approve any matter that may come before the Annual Meeting of Shareholders, including the election of directors. A majority of the outstanding shares present or represented by proxy shall constitute a quorum at the meeting. Shares as to which voting instructions are given on at least one of the matters to be voted, abstentions from voting, votes which are withheld, and all shares held by a broker who lacks authority to vote such shares ("broker non-votes"), will be considered present for purposes of determining the presence of a quorum. For purposes of determining if a proposal or director nominee has received a majority vote, abstentions, withheld votes and broker non-votes shall not be included in the vote totals and, therefore, will have no effect on the vote.

         Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

         The following table sets forth as of April 17, 2000, the beneficial ownership of each current director (including the nominees for election as directors), each of the officers named in the Summary Compensation Table set forth herein, the executive officers and directors as a group, and each other Shareholder known to the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.
                                               Amount and
                                                Nature of
      Name of                                  Beneficial        Percent of
    Beneficial Owner                            Ownership           Class
    ----------------                           ----------        ----------

Ronald S. Saks(1)                              2,724,859            32.9%

Union Planters Trust &
Investment Management, as                        977,738            11.8%
trustee for the Profit Sharing Plan(2)

Joseph and Geraldine Burstein(3)                 599,296             7.2%

Duane E. Hahn(4)                                 359,523             4.3%

Sanford S. Neuman                                292,240             3.5%

Lawrence J. LeGrand(5)                           267,816             3.2%

Ernest T. Kretschmar(6)                           83,492             1.0%

Robert T. Grah(7)                                 79,393                *

Phillip A. Lajeunesse(8)                          55,999                *

Alfred H. Kerth, III                              15,000                *

Thomas M. Gunn                                     2,000                *

Thomas G. Unger                                    2,000                *

All directors & executive
officers as a group                            4,552,312            55.3%
(17 in group)

* Less than 1%.

(1) Includes 521 shares held by Union Planters Trust & Investment Management for the benefit of Mr. Saks. Also includes 2,724,338 shares of Common Stock held of record by the Ronald S. Saks Revocable Trust U/T/A dated June 21, 1991, for which Mr. Saks is the trustee. Mr. Saks address is 3030 N. Highway 94, St. Charles, Missouri 63302.

(2) All such shares of Common Stock are held for the benefit of the Profit Sharing Plan. The shares subject to the Profit Sharing Plan include shares beneficially owned by: (i) Ronald S. Saks (521); (ii) Lawrence J. LeGrand (2,616); (iii) Duane E. Hahn (63,423); (iv) Ernest T. Kretschmar (33,722); (v) Robert T. Grah (30,398); and (vi) Phillip A. Lajeunesse (14,124). The address of Union Planters Trust & Investment Management is 1401 South Brentwood Blvd., 9th Floor, St. Louis, Missouri 63144.

(3) All such shares of Common Stock are held of record by the Joseph Burstein Revocable Trust U/T/A dated August 20, 1983 for which Mr. Burstein and Mrs. Burstein are Co-Trustees. The Bursteins' address is 536 Fairways, St. Louis, Missouri 63141.

(4) Includes 63,423 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Hahn. Also includes 400 shares of Common Stock issuable upon the exercise of an immediately exercisable option to purchase such shares.

(5) Includes 2,616 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. LeGrand. Also includes 34,900 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(6) Includes 33,722 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Kretschmar. Also includes 420 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(7) Includes 30,938 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Grah. Also includes 17,200 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.

(8) Includes 14,124 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Lajeunesse. Also includes 750 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

              Information About The Nominees and Current Directors

         The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The term of each of the current Class II Directors expires at the 2000 Annual Meeting of Shareholders. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote for the election of the Class II nominees listed below to serve until the 2003 Annual Meeting of Shareholders.

         The following table sets forth for each nominee and director continuing in office, such director's age, principal occupation for at least the last five years, present position with the Company, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class and expiration of such director's term as director.

             Class II: To be elected to serve as Director until 2003


                                                                    Service as
    Name              Age         Principal Occupation            Director Since
    ----              ---         --------------------            --------------

Thomas M. Gunn         56    Retired. Prior to 1997, Senior Vice       1998
                             President of Business Development
                             for McDonnell Douglas.

Alfred H. Kerth, III   48    President and Chief Operating Officer     1998
                             of the Eads Center; prior thereto,
                             Senior Vice  President and Senior
                             Partner at Fleishman-Hillard in St.
                             Louis since 1987.

Thomas Unger           51    Chief Executive Officer of ATAB           1999
                             Corporation  since early 1998; prior
                             thereto, Chief Executive Officer of
                             Tyee Aircraft since 1982.

             Class III: To continue to serve as Director until 2001

                                                                    Service as
    Name              Age         Principal Occupation            Director Since
    ----              ---         --------------------            --------------

Ronald S. Saks         56    Chief Executive Officer and               1984
                             President since 1984.

Joseph Burstein        72    Chairman of the Board of the Company      1984
                             since 1984.

Lawrence J. LeGrand    48    Executive Vice President of the Company   1998
                             in April 1999; prior thereto, Chief
                             Operating Officer of LMI.

              Class I: To continue to serve as Director until 2002

                                                                    Service as
    Name              Age         Principal Occupation            Director Since
    ----              ---         --------------------            --------------

Sanford S. Neuman      64    Assistant Secretary of the Company;       1984
                             A member of the law firm, Gallop,
                             Johnson & Neuman, L.C. for more
                             than the last five years.

Duane E. Hahn          47    Vice President, Regional Manager since    1990
                             1996; prior thereto, Vice President and General Manager of the Auburn facility since 1988; prior thereto, Assistant
                             General Manager since 1984.

                             Director's Compensation

         The Company paid to each director who is not an employee of the Company $1,500 for each Board meeting or committee meeting attended, and reimbursed all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. No director who is an employee of the Company received compensation for services rendered as a director.

          Information Concerning the Board of Directors and Committees

         During the fiscal year that ended on December 31, 1999, the Board of Directors held four regular meetings and one special meeting. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he served.

         The Board of Directors has a standing Audit Committee and Compensation Committee. The Audit Committee comprised of Messrs. Saks, Gunn, Neuman and Unger, evaluates significant matters relating to the audit and internal controls of the Company and reviews the scope and results of the audits conducted by the Company's independent public accountants. During fiscal 1999, the Audit Committee met four times. The Compensation Committee consisting of Messrs. Saks, LeGrand, Neuman, Kerth and Gunn, reviews the Company's remuneration policies and practices, including executive compensation, and administers the Company's stock option plans. During fiscal 1999 the Compensation Committee met four times. See the "Compensation Committee Report" beginning on page 8 for a discussion of the key elements and policy of the Company's executive compensation program.

         The Board of Directors evaluates and nominates qualified nominees for election or appointment as directors and qualified persons for selection as executive officers. The Board of Directors will give appropriate consideration to a written recommendation by a shareholder for the nomination of a qualified person to serve as a director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as a director.

                  Section 16(a) Beneficial Reporting Compliance

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto (or written representations that no Form 5 is required) furnished to the Company, the Company believes that all such reports were timely filed, with the exception that Michael Biffignani, Charles Somerville and Ronald Thompson failed to timely file initial statements of beneficial ownership on Form 3 following the commencement of their employment as executive officers of the Company, and Alfred H. Kerth, III failed to timely file a Statement of Beneficial Ownership on Form 4 following his sale of 10,000 shares of the Company's Common Stock in November, 1999.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table reflects compensation paid or payable for fiscal years 1999, 1998 and 1997 with respect to the Company's chief executive officer and each of the four most highly compensated executive officers whose 1999 salaries and bonuses combined exceeded $100,000 in each instance.



                                         Annual Compensation                Long Term Compensation
                                  ---------------------------------      ----------------------------

                                                                      Restricted   Securities
                                                                         Stock     Underlying     All Other
 Name and                           Salary                               Award       Options     Compensation
 Principal Position       Year     ($)(1)       Bonus ($)      Other     ($)(2)        (#)            ($)
-------------------------------------------------------------------------------------------------------------

Ronald S. Saks.........   1999      240,425             0        0            0          0           0
President and CEO         1998      240,515        70,508        0            0          0           0
                          1997      151,795       246,266        0            0          0           0

Lawrence J. LeGrand....   1999      225,425             0        0            0          0           0
Executive Vice            1998      152,800        86,767        0      200,000     32,900           0
President                 1997            0             0        0            0          0           0

Duane E. Hahn..........   1999      150,425        37,520        0            0          0           0
Vice President            1998      150,515        83,796        0            0          0           0
                          1997      106,795       209,748        0            0          0           0

Phillip A. Lajeunesse..   1999      135,425             0        0            0          0           0
General Manager           1998      125,515        48,572        0            0          0           0
(Wichita, KS)             1997       94,295       102,300        0            0          0           0

Robert Grah............   1999      115,425             0        0            0          0           0
General Manager           1998      105,515        48,572        0            0          0           0
(Tulsa, OK)               1997       71,731        81,736        0            0          0           0

Ernest T. Kretschmar...   1999      123,425        12,088        0            0          0           0
Sales Manager             1998      118,515        19,101        0            0          0           0
(St. Charles, MO)         1997      113,795        17,193        0            0          0           0


(1) Includes cash and common stock contributed to the Company's profit sharing and 401(k) plan.

(2) The fair market value at the date of grant is deemed to have been $6.079 per share, based on an independent valuation obtained by the Company as of March 31, 1998, adjusted for a 2.29 to 1 stock dividend.


         Option Grants. The following table sets forth certain information with respect to grants of stock options pursuant to the Company's 1998 Stock Option Plan (the "Option Plan") to each of the Named officers during the year ended December 31, 1999. No stock appreciation rights were granted to the Named Officers during such year.



                            Individual Grants
--------------------------------------------------------------------  Potential Realizable Value
                                   Percent                            At Assumed Annual Rates
                                   Of Total                           Of Stock price Appreciation
                     Number of    Options/SARs                             For Option Term
                    Securities    Granted To     Exercise             ---------------------------
                    Underlying     Employees     Of Base
                   Options/SARs    In Fiscal     Price     Expiration
   Name             Granted (#)       Year       ($/Sh)       Date       5% ($)      10% ($)
    (a)                 (b)           (c)          (d)         (e)        (f)          (g)
--------------------------------------------------------------------------------------------

Ernest T. Kretschmar  4,200 (1)      2.19%        $2.75     12/28/09     7,264       18,408
------------------


(1) The option listed above was granted at the average of the closing bid and ask price on the date of grant. The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Such rates are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of the Common Stock.



         Option Exercises and Fiscal Year End Values. The following table sets forth certain information concerning option exercises and option holdings for the year ended December 31, 1999 with respect to each of the Named Officers. No stock appreciation rights were exercised by the Named Officers during such year nor did any Named Officer hold any stock appreciation rights at the end of that year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                Number of
                                                Securities
                                               underlying        Value of
                                               Unexercised      Unexercised
                                               Options/SARs     In-The-Money
                                               At Fiscal Year   Options/ SARs At
                         Shares                 Ended (#)       Fiscal Year End
                        Acquired      Value    Exercisable/     ($)Exercisable/
      Name             On Exercise  Realized   Unexercisable   Unexercisable(1)
       (a)              (#) (b)     ($)(1)(c)      (d)              (e)
-----------------------------------------------------------------------------

Duane E. Hahn           57,575        63,333          0/0           0/0
-----------------------------------------------------------------------------

Ernest T. Kretschmar    21,385        24,185          0/0           0/0
-----------------------------------------------------------------------------

Phillip A. Lajeunesse   16,450        18,095          0/0           0/0
-----------------------------------------------------------------------------

Lawrence J. LeGrand          0           0       32,900/0           0/0


(1) The monetary value used in this calculation is $3.00 per share, the fair market value of the stock as of December 31, 1999.

                   Employment Arrangements with Named Officers

         On January 1, 1997, the Company entered into an employment agreement with Ronald S. Saks providing for his employment as President and Chief Executive Officer. The agreement is for a six-year period that automatically extends for successive one-year periods. Mr. Saks' employment agreement provides for an annual base salary in 1997 of $150,000 and of $240,000 for the remaining years of his contract payable in equal monthly installments. Mr. Saks is also entitled to a bonus based on the performance of the Company (the "Performance Bonus") if its annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $120,000 for each year subsequent to 1997.

         As of May 1, 1998, the Company entered into an employment agreement with Lawrence J. LeGrand providing for his employment as the Chief Operating Officer of the Company. Mr. LeGrand's title was changed to Executive Vice President in 1999. The agreement will terminate on December 31, 2002 and is automatically extended for successive one-year periods. Mr. LeGrand's employment agreement provides for an annual base salary of $225,000 payable in equal monthly installments during the period May 1, 1998 through December 31, 2002. The agreement provides for a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $150,000.

         On January 1, 2000, the Company entered into an employment agreement with Duane E. Hahn providing for his employment as the Vice President of Continuous Improvement. The agreement is for a two-year period that automatically extends for successive one-year periods. Mr. Hahn's employment agreement provides for a base salary of $140,000 payable in equal monthly installments. Mr. Hahn is also entitled to a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $2.5 million. Such bonus is capped at $70,000.

         On January 1, 1998, the Company entered into an employment agreement with Phillip A. Lajeunesse providing for his employment as the General Manager for the Company's facility in Wichita, Kansas. The agreement is for a two-year period that automatically extends for successive one-year periods. Mr. Lajeunesse's employment agreement provides for a base salary of $125,000 in 1998 and $135,000 in 1999 payable in equal monthly installments. Mr. Lajeunesse is also entitled to a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $50,000. Mr. Lajeunesse is currently operating under a one-year extension of this contract as he negotiates an updated contract. Mr. Lajeunesse's annual salary under such extension is $130,000.

         All such employment agreements provide that in addition to the base salary and formula based performance bonus, the employees may receive such additional bonus as the Board may authorize, and shall also participate in any health, accident and life insurance programs and other benefits available to the employees of the Company. The employment agreements also provide that the employees are entitled to an annual paid vacation as well as the use of an automobile.

         Each employment agreement described above may be terminated upon: (i) the dissolution of the Corporation, (ii) the death or severe disability of the employee, or (iii) 10 days written notice by the Company to the employee upon breach or default by the employee of any terms of the agreement.

           Compensation Committee Interlocks and Insider Participation

         The following persons are on the Compensation Committee of the Company:
Ronald S. Saks, Lawrence J. LeGrand, Sanford S. Neuman, Thomas M. Gunn and Alfred H. Kerth, III. Mr. Saks is the president and CEO of the Company and Mr. LeGrand is COO of the Company. Mr. Neuman is a member of the law firm, Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                                 Overall Policy

         The Company's executive compensation program is designed to be closely linked to corporate performance and results via contractual agreements. The overall compensation plan provides the Company's executive officers with the opportunity to earn cash compensation based upon annual pretax income targets and to gain additional stock ownership to drive long term growth in value for all of the Company's shareholders. The Company's compensation strategy is to place significant portions of an executive's compensation package at risk, thereby motivating these individuals to execute the tactics necessary to insure continued growth and profitability.

         The Compensation Committee was formed in 1998 in conjunction with the Company's initial public offering. The contractual agreements with Mr. Saks and Mr. LeGrand were approved by the Board of Directors prior to the formation of the Compensation Committee. When the Board approved the current employment agreements it was apprised of competitive compensation levels of peers in the industry for similar job functions to create a guideline for evaluating the terms of each employment contract. Additionally, the Board was knowledgeable about the performance of each of the executives when assessing the appropriateness of each employment contract. The Compensation Committee did approve Mr. Hahn's new contract for 2000 and 2001.

            Compensation of the President and Chief Executive Officer

         The base salary and bonus package granted to Mr. Ronald S. Saks, President and Chief Executive Officer of the Company, was based upon compensation packages for presidents and chief executive officers of peer companies, performance of the Common Stock of the Company given the significant ownership Mr. Saks has in the Company, and the financial performance of the Company. Mr. Saks' base salary for 1999 and the remaining four years covered by his employment agreement is $240,000.00 per year. Mr. Saks is eligible for a performance bonus of 3% of the Company's pre tax income above $5 million, not to exceed $120,000 in any fiscal year.

                                                                  Ronald S. Saks
                                                             Lawrence J. LeGrand
                                                               Sanford S. Neuman
                                                            Alfred H. Kerth, III
                                                                  Thomas M. Gunn


            Comparison of LMI Aerospace, Inc. Cumulative Total Return

         Set forth below is a line graph presentation comparing cumulative shareholder returns since June 30, 1998, the date of the Company's initial public offering, on an indexed basis with the Standard & Poor's Small Cap
Aerospace/Defense Index (the "S & P Aerospace/Defense Index") which is a nationally recognized industry standard index, and an index of peer companies selected by the Company. The graph assumes the investment of $100 in LMI Aerospace, Inc. Common Stock, the S & P Aerospace/Defense Index, and the peer group index on June 30, 1998, as well as the reinvestment of all dividends. There can be no assurance that LMI Aerospace, Inc. stock performance will continue into the future with the same or similar trend depicted in the graph below.

         The peer group companies are weighted based on market capitalization and are as follows: Aerosonic Corp.; Allied Research Corp.; Ducommun; DRS Technologies Inc.; EDAC Technologies Corp.; EDO Corp.; First Aviation Services Inc.; Hawker Pacific Aerospace; Kellstrom; SIFCO Industries; and Spacehab Inc.


                                6/30/98   9/30/98   12/31/98   3/31/99  6/30/99   9/30/99  12/31/99
                                -------   -------   --------   -------  -------   -------  --------

LMI Aerospace, Inc.             100.0       77.5       58.1      55.0     41.9      40.0      26.9

S&P Aerospace/Defense Index     100.0       79.9      103.9      76.6     78.5      55.6      52.1

Self-Determined Peer Group      100.0       67.4       72.5      60.6     63.5      55.4      57.5


                              CERTAIN TRANSACTIONS

         From time to time the Company has engaged in various transactions with certain of its directors, executive officers and other affiliated parties. The following paragraph summarizes certain information concerning certain transactions and relationships that have occurred during the past fiscal year or are currently proposed.

         Sanford S. Neuman, a director of the Company, is a member of the law firm, Gallop, Johnson & Neuman, L.C. which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

         The terms of each of the foregoing transactions were negotiated on an arm's-length basis. All future transactions between the Company and its officers, directors, principal shareholders and affiliates must be approved by a majority of the independent and disinterested outside directors.


                PROPOSAL 2 - APPROVAL OF THE AMENDED AND RESTATED
                   LMI AEROSPACE, INC. 1998 STOCK OPTION PLAN

         On April 27, 2000, the Company's Board of Directors adopted, subject to the approval of the stockholders of the Company at the next Annual Meeting of the Company, an amendment and restatement of the LMI Aerospace, Inc. 1998 Stock Option Plan (the "1998 Plan") to (i) increase the number of authorized shares reserved for issuance thereunder, (ii) authorize the participation of the Company's non-employee directors in the 1998 Plan and (iii) make certain non-substantive changes in the wording of the 1998 Plan (as so amended and restated, the "1998 Restated Plan"). A copy of the 1998 Restated Plan is attached hereto as Annex A.

                          Amendments to the 1998 Plan

         Upon the approval of the Company's shareholders, the 1998 Restated Plan will increase the number of shares issuable pursuant to options granted under the 1998 Plan from 600,000 to 900,000. As of April 17, 2000, 349,235 of the
600,000 shares of Common Stock were subject to existing options. Currently, 12 officers and key employees are eligible to receive option awards under the 1998 Plan.

         Under the 1998 Restated Plan, non-employee directors of the Company also will be eligible to receive non-qualified stock options. Non-qualified stock options to purchase 3,000 of the Company's Common Stock will be granted to each non-employee director of the Company each year, coincident with the Annual Meeting of the Company. The exercise price for such options will be the market value of the Company's Common Stock as of the date of such Annual Meeting. The term of such options will be 10 years from, and such options will be fully exercisable upon, the date of their grant. Options granted to non-employee directors will terminate upon the earlier of the expiration of the term of such options or the termination of an optionee's status as a director of the Company; provided, however, that if such termination is the result of the death or disability of such non-employee director, such non-employee director, or his or her personal representative, shall have the same rights with respect to his or her options as those provided to employees of the Company.

         In the event that the 1998 Restated Plan is approved by the Company's shareholders, on the date of the Company's 2000 Annual Meeting, each of the following non-employee directors of the Company will receive nonqualified stock options to purchase 3000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of the Annual Meeting: Thomas M. Gunn, Alfred H. Kerth, III, Thomas Unger, Joseph Burstein, and Sanford S. Neuman.

         The 1998 Restated Plan will be approved by the stockholders of the Company only if the holders of a majority of the issued and outstanding shares of Common Stock present at the Annual Meeting, in person or by proxy, vote for the approval of the 1998 Restated Plan.

         The 1998 Plan was designed to provide additional incentives for officers and other key employees of the Company to promote the success of the business and to enhance the Company's ability to attract and retain the service of qualified persons. The Board of Directors believes that the grant of stock options will continue to be an important ingredient in the successful recruitment and retention of management personnel. Accordingly, the increase in the number of shares issuable pursuant to the 1998 Restated Plan will enable the Company to continue to provide the incentives discussed above. The Company believes that by permitting the issuance of nonqualified options to non-employee directors, the 1998 Restated Plan will enable the Company to provide additional incentives for its directors to promote the success of the Company's business and to enhance the Company's ability to attract and retain the service of qualified directors.

                        Material Terms of the 1998 Plan

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors of the Company. The provisions of the 1998 Plan authorize the Compensation Committee to grant to key employees, including officers selected by such Committee, incentive stock options and nonqualified stock options. The 1998 Plan will expire on, and no options may be granted thereunder after May 11, 2008, subject to the right of the Board of Directors to terminate the 1998 Plan at any time prior thereto. The Board of Directors may amend the 1998 Plan at any time.

         An option enables the optionee to purchase shares of Common Stock at the option price. The option price per share may not be less than the fair market value of the Common Stock at the time the option is granted, provided that in the event of the grant of an incentive stock option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant. No person may be granted incentive stock options under the 1998 Plan that are first exercisable during any calendar year for shares having an aggregate fair market value as of the date of grant of more than $100,000. As of April 17, 2000, the fair market value of the Company's Common Stock as quoted on the Nasdaq national market was $2.844 per share.

         In order to obtain the shares granted pursuant to the exercise of an option, a participant must pay the full option price to the Company at the time of exercise of the option. The purchase price may be paid in cash or, with the consent of the Compensation Committee, stock of the Company, including stock acquired under the same option. Incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

         The 1998 Plan provides that stock options may be granted with terms of no more than ten years from the date of grant, provided that with respect to the grant of an incentive stock option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of the Company's stock, the term of such option may not exceed five years. Nonetheless, all options granted pursuant to the 1998 Plan are not exercisable until the date of the six month anniversary of the date of grant. Options will survive for a limited period of time after the optionee's death, disability or normal retirement from the Company. Any shares as to which an option expires, lapses unexercised or is terminated or canceled may be subject to a new option.

                   Federal Tax Consequences of the 1998 Plan

         An optionee will not realize any income, nor will the Company be entitled to a deduction, at the time an incentive stock option is granted. If an optionee does not dispose of the shares acquired on the exercise of an incentive stock option within one year after the transfer of such shares to him or within two years from the date the incentive stock option was granted to him, for federal income tax purposes: (a) the optionee will not recognize any income at the time of exercise of his incentive stock option; (b) the amount by which the fair market value (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the incentive stock option price and the amount realized upon sale of the shares of the optionee will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an incentive stock option.

         Except in the case of a disposition following the death of an optionee and certain other very limited exceptions, if the stock acquired pursuant to an incentive stock option is not held for the minimum periods described above, the excess of the fair market value of the stock at the time of exercise over the amount paid for the stock generally will be taxed as ordinary income to the optionee in the year of disposition. In such case, the Company is entitled to a deduction for federal income tax purposes at the time and in the amount in which income is taxed to the optionee as ordinary income by reason of the sale of stock acquired upon the exercise of an incentive stock option.

         An optionee will not realize any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income (whether the nonqualified stock option price is paid in cash or by the surrender of previously owned Common Stock), in an amount equal to the difference between the option price and the fair market value of the shares to which the nonqualified stock option pertains. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optionee.

                       Option Grants Under the 1998 Plan

         The following table sets forth information with respect to the options granted under the 1998 Plan for (i) the persons named in the Summary Compensation Table on page 6, (ii) the persons named as nominees for election as directors of the Company, (iii) all of the executive officers of the Company as a group, (iv) all non-employee directors of the Company as a group, and (v) all non-executive employees of the Company as a group.

                                                          Number of Shares
Name and Position                                        Underlying Options
-----------------                                        ------------------

Ronald S. Saks
President and CEO                                                    0

Lawrence J. LeGrand
Executive Vice President                                        20,000

Tom D. Baker
Chief Operating Officer                                         40,000

Duane E. Hahn
Vice President                                                   4,000

Phillip A. Lajeunesse
General Manager                                                  7,500

Robert T. Grah
General Manager                                                 23,950

Ernest T. Kretschmar
Sales Manager                                                    4,200

Thomas M. Gunn
Director                                                             0

Alfred H. Kerth, III
Director                                                             0

Thomas Unger
Director                                                             0

Executives as a Group                                          174,953

Non-Employee Directors as a Group                                    0

Non-Executive Employees as a Group                             174,282



         The Board of Directors believes the adoption of the 1998 Restated Plan is in the best interest of the Company and its stockholders and, accordingly, recommends a vote FOR this proposal, which is Proposal 2 on the accompanying proxy card. Proxies received in response to the solicitation of the Board of Directors will be voted FOR the approval of the 1998 Restated Plan if no specific instructions are included thereon for Proposal 2.


                   PROPOSAL 3 -RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS


         The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP, as the Company's independent auditors to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 1999.

         Ernst & Young LLP has been the Company's independent auditors since replacing KPMG Peat Marwick LLP as the Company's independent auditors in March of 1998. KPMG Peat Marwick LLP resigned as the Company's independent auditors and withdrew its 1995 and 1996 opinions because KPMG Peat Marwick LLP determined that it lacked independence as a result of a $300,000 loan to the Company made by one of its partners, Lawrence J. LeGrand, acting as trustee on behalf of a non-family trust. During the period between the date KPMG Peat Marwick LLP was engaged and the date on which it resigned, there were no (i) disagreements between the Company and KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or (ii) adverse opinions or a disclaimer of opinion, or qualification or modifications as to uncertainty, audit scope or accounting principles in connection with its report on the Company's financial statements.

         A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the Company's shareholders do not ratify this appointment at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon the recommendation of the Audit Committee.

                                  ANNUAL REPORT

         The Annual Report of the Company for fiscal 1999 accompanies this Notice of Annual Meeting and Proxy Statement.

                                FUTURE PROPOSALS

         Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company by January 5, 2001 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

         In order for a Shareholder to bring other business before the Shareholder meeting, timely notice must be given to the Company by March 21, 2001. Such notice must include a description of the proposed business and the reasons therefor. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1999 FILED WITH THE COMMISSION IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO LMI AEROSPACE, INC., 3600 MUELLER ROAD, ST. CHARLES, MISSOURI 63302,
ATTENTION: LAWRENCE E. DICKINSON.

                                             By Order of the Board of Directors,

                                             LAWRENCE E. DICKINSON
                                             Secretary

St. Charles, Missouri
May 5, 2000

PROXY
                               LMI AEROSPACE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2000

The undersigned hereby appoints Ronald S. Saks, with full power of substitution, or if Ronald S. Saks is unable or declines to exercise such rights hereunder, the undersigned appoints Lawrence J. LeGrand, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Four Points Sheraton, 3400 Rider Trail South, Earth City, Missouri 63045 at 10:00 a.m. local time, May 24, 2000, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

1.       ELECTION OF DIRECTORS:

         |_| FOR all nominees listed below (or such other person designated by the Board of Directors to replace any unavailable nominee) to be allocated among such nominees in his discretion

         |_|      WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:         Thomas M. Gunn, Alfred H. Kerth, III and Thomas Unger

Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:


         -------------------------------         -------------------------------


2. APPROVAL OF THE AMENDED AND RESTATED LMI AEROSPACE, INC. 1998 STOCK OPTION PLAN:

         |_|      FOR         |_|     AGAINST        |_|      WITHHOLD AUTHORITY


3.       RATIFICATION OF THE ENGAGEMENT OF ERNST & YOUNG AS INDEPENDENT AUDITOR:

         |_|      FOR         |_|     AGAINST        |_|      WITHHOLD AUTHORITY

4.       OTHER MATTERS

         In his discretion with respect to the transaction of such other business as may properly come before the meeting.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                      DATE                              , 2000
                                           -----------------------------

                                      ----------------------------------------

                                      ----------------------------------------


Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.

                                                                         ANNEX A


                              AMENDED AND RESTATED
                               LMI AEROSPACE, INC.
                             1998 STOCK OPTION PLAN
                          (Restated as of May 24, 2000)


                             I. Purpose of the Plan

         The Amended and Restated LMI Aerospace, Inc. 1998 Stock Option Plan (the "Plan") is intended to provide a means whereby employees and directors of LMI Aerospace, Inc., a Missouri corporation ("LMI"), and its subsidiaries (collectively, the "Company") may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, LMI may award to employees and directors of the Company options ("Options") to purchase shares of LMI's common stock, par value $0.02 per share (the "Stock"). Options may be either nonqualified stock options ("NQSOs") or options which are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                II. Term of Plan

         The Plan was initially approved and adopted by the directors of LMI on May 11, 1998 and became effective as of such date. The Plan was amended and restated in its entirety effective as of May 24, 2000. The Plan was originally approved and adopted by the stockholders of LMI on May 11, 1998. The Plan shall remain in effect until the earlier of ten years from the original effective date or the earlier termination by the Board of Directors of LMI (the "Board"). If the Plan is terminated by the Board, no Options may be awarded after the effective date of such termination, but Options previously granted shall remain outstanding in accordance with all applicable terms and conditions under which they were granted and the terms and conditions of the Plan.

                            III. Plan Administration

         The Plan shall be administered by the Board or a committee consisting of at least two members of the Board (the "Committee"); provided that so long as LMI is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"), each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the 1934 Act, as such rule or its equivalent is then in effect ("Rule 16b-3") and an "outside director," within the meaning of Treas. Reg. ss.ss.1.162-27(e)(3) or any successor thereto. Committee members shall serve at the pleasure of the Board and may resign at any time by delivering written notice to the Board. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Committee shall act by a majority of its members and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by all of its members.

         Subject to and consistent with the terms, restrictions and limitations of the Plan, the Committee shall have the sole authority to: (i) grant Options;
(ii) determine the terms and provisions of each agreement with an optionee pursuant to which Options are granted under the Plan (an "Agreement"), including the determination of the purchase price of the Stock covered by each Option (the "Exercise Price"), the terms and duration of each Option, the employees and directors to whom, and the times at which, Options shall be granted, whether the Option shall be an NQSO or an ISO, and the number of shares to be covered by each Option; (iii) prepare and distribute, in such manner as the Committee determines to be appropriate, information about the Plan; and (iv) make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may vary the terms and provisions of the individual Agreements in its discretion, and may fix such waiting and/or vesting periods, exercise dates or other limitations as it shall deem appropriate with respect to Options granted under the Plan including, without limitation, the achievement of specific goals as a condition to vesting, and may specify those conditions upon which such vesting provisions or exercise dates may be accelerated. Notwithstanding the foregoing, the Committee is not authorized to make any determination inconsistent with the requirements, restrictions, prohibitions or limitations specified in the Plan.

         The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the directors, officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provisions of the Plan and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the fullest extent permitted by law. The members of the Committee shall be named as insureds in connection with any directors and officers liability insurance coverage that may be in effect from time to time.

                                 IV. Eligibility

         Employees and directors of the Company shall be eligible to receive Options under the Plan. In granting Options to an employee, the Committee shall take into consideration the contribution the employee has made or may make to the success of the Company and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company with regard to these matters; provided, however, that the Chief Executive Officer of the Company shall not consult with or otherwise participate in any decision with respect to granting of Options to such Chief Executive Officer. In no event shall any employee or his or her legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine. All non-employee directors shall be granted Options as provided in Article VI hereof.

                          V. Shares Subject to the Plan

         Subject to adjustment as provided in Article VII, the aggregate number of shares which may be issued pursuant to the exercise of Options granted under the Plan shall not exceed 900,000. Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by LMI. Any of such shares which remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan and the expiration of all Options granted under the Plan, LMI shall at all times reserve for issuance upon the exercise of Options granted under the Plan a sufficient number of shares to meet the requirements of the Plan and the outstanding Options. If any Option, in whole or in part, terminates by expiration or for any other reason other than exercise, the shares reserved for issuance upon exercise of such Option shall be available for later grants under the Plan.

                              VI. Grants of Options

         Options granted under the Plan shall be of such type (ISO or NQSO), for such number of shares of Stock, and subject to such terms and conditions as the Committee shall designate. The Committee may grant Options to any eligible individual at any time and from time to time during the term of the Plan as set forth in Article II. For purposes of the Plan, the date on which an Option is granted is referred to as the "Grant Date."

         To the extent that the aggregate Market Value Per Share (determined at the Grant Date) of Stock with respect to which ISOs (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such ISOs shall be treated as NQSOs. The foregoing limitation on ISOs shall be applied by taking into account the ISOs in the order in which they were granted.

         Options granted pursuant to the Plan shall be evidenced by Agreements that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the Plan, as the Committee shall deem advisable. References herein to "Agreements" shall include, to the extent applicable, any amendments to such Agreements.

                  A. Payment of Option Exercise Price. Upon exercise of an Option, the full Exercise Price for the shares with respect to which the Option is being exercised shall be payable to the Company: (i) in cash or by check payable and acceptable to the Company; (ii) by tendering to the Company shares of Stock owned by the optionee having an aggregate Market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; or (iii) subject to such instructions as the Committee may specify, at the optionee's written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the optionee, provided that the optionee has irrevocably instructed such broker to remit directly to the Company on the optionee's behalf the full amount of the Exercise Price from the proceeds of such sale. In the event the optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of shares of Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares of Stock being tendered upon the exercise. Payment instruments will be received subject to collection.

                  B. Number of Shares. Each Agreement shall state the total number of shares of Stock that are subject to the Option.

                  C. Exercise Price. The Exercise Price for each Option shall be fixed by the Committee at the Grant Date, but (i) in no event may the Exercise Price per share for shares of Stock subject to an ISO be less than the Market Value Per Share (as defined below) on the Grant Date; and (ii) in no event may the Exercise Price for shares of Stock subject to an ISO granted to an employee who owns (including ownership through the attribution provisions of Section 424(d) of the Code) in excess of 10 percent of the outstanding voting stock of the Company (a "10 percent Stockholder") be less than 110 percent of the Market Value Per Share on the Grant Date.

                  D. Market Value Per Share. The "Market Value Per Share" as of any particular date ("Date") shall be determined as follows: (i) if the Stock is listed for trading on a national or regional stock exchange or is included in the NASDAQ National Market or Small-Cap Market, the closing selling price quoted on such exchange or in such market which is published in The Wall Street Journal for the trading day immediately preceding the Date, or if no trade of the Stock shall have been reported for the Date, the closing price quoted on such exchange or in such market which is published in The Wall Street Journal for the next day prior thereto on which a trade of the Stock was reported; or (ii) if the Stock is not so listed, admitted to trading or included in such market, the average of the highest reported bid and lowest reported asked prices as quoted in the "pink sheets" published by the National Daily Quotation Bureau for the first day immediately preceding the Date on which the Stock is traded. If shares of the Stock are not listed or admitted to trading on any exchange, including either of such markets, or quoted in the "pink sheets," the "Market Value Per Share" shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

                  E. Term. The term of each Option shall be determined by the Committee at the Grant Date; provided, however, that each Option shall, notwithstanding anything in the Plan or an Agreement to the contrary, expire not more than ten years (five years with respect to an ISO granted to an employee who is a 10 percent Stockholder) from the Grant Date or, if earlier, the date specified in the Agreement.

                  F. Terms Governing Exercise. In the discretion of the Committee, each Agreement may contain provisions stating that the Option granted therein may not be exercised in whole or in part for a period or periods of time or until the achievement of specific goals, in either case as specified in such Agreement. Except as so specified therein, any Option may be exercised in whole at any time or in part from time to time during its term, provided that in no event shall an Option, or any portion thereof, be exercisable until at least six months after the date of grant of such Option. No ISO granted to a 10 percent Stockholder may be exercisable later than five years from the Grant Date.

                  G. Termination of Employment. If an individual's employment with the Company shall terminate for a reason other than: (i) retirement in accordance with the terms of a retirement plan or policy of LMI or one of its subsidiaries ("Retirement"); (ii) "Permanent Disability" (as defined in Section 22(e)(3) of the Code); or (iii) death, the individual's Options and all unexercised rights thereunder shall expire and automatically terminate.

                  If termination of employment is due to Retirement or permanent disability, the individual shall have the right to exercise any Option at any time within the 12-month period (three-month period in the case of Retirement for Options that are ISOs) following such termination of employment or the expiration date of such Option, whichever shall first occur, provided that such Option shall be exercisable only to the extent it was exercisable immediately prior to such termination of employment.

                  Whether any termination of employment is due to Retirement or permanent disability and whether an authorized leave of absence or absence for military or government service or for other reasons shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee in its sole discretion.

                  If an  individual  shall die while  entitled  to  exercise  an
         Option, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right to exercise the Option at any time within the 12-month period following the date of the optionee's death or the expiration date of such Option, whichever shall first occur, provided that such Option shall be exercisable only to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

         Non-qualified stock options shall be granted to each non-employee director of the Company to purchase 3,000 shares of Stock non-qualified stock options each year coincident with the annual meeting of the shareholders of the Company. The Exercise Price for such Option shall be the Market Value Per Share as of the date of the annual meeting of shareholders. The term of any such Option shall be 10 years from date of grant and such Option shall be fully exercisable upon grant. Except as provided in Section G of this Article VI with respect to death and disability, any Option granted to a non-employee director shall terminate upon the earlier of the expiration of the term of the Option or the termination of the optionee's status as a director of the Company.

         Options may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations other than the Company who become employees of the Company as a result of a merger or consolidation of such other corporation with any entity within the Company, the acquisition by any entity within the Company of assets of such other corporation, or the acquisition by any entity within the Company of stock of such other corporation with the result that such other corporation becomes a subsidiary of an entity within the Company.

              VII. Changes in Capital Structure - Change in Control

         A. Changes in Capital Structure. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of LMI to make or authorize any adjustment, recapitalization, reorganization or other change in LMI's capital structure or its business, any merger or consolidation of LMI, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of LMI or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the termination of the Plan or the expiration of an Option theretofore granted, LMI shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by LMI, the remaining shares of Stock available under the Plan and the number of shares of Stock with respect to which such Option may thereafter be exercised: (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased and the Exercise Price per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced and the Exercise Price per share shall be proportionately increased, such that there shall be no change in the aggregate Exercise Price applicable to the unexercised portion of the Option. Adjustments under this Article VII shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

         Except as may otherwise be expressly provided in the Plan, the issuance by LMI of shares of capital stock of any class or securities convertible into shares of capital stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of LMI convertible into such shares of capital stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Options theretofore granted or the Exercise Price per share with respect to outstanding Options.

         If LMI effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of an Option granted before the Fundamental Change the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of capital stock and securities to which the optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

         Notwithstanding anything to the contrary contained in this Article VII, upon the dissolution or liquidation of LMI, or upon a reorganization, merger or consolidation of LMI with one or more corporations as a result of which LMI is not the surviving corporation (or, in the case of a three party merger where LMI, while the surviving corporation, becomes a subsidiary of another corporation), or upon a sale of substantially all of the assets of LMI, then the Plan shall terminate, and any Options granted under the Plan shall terminate simultaneously with the consummation of any such transaction (a "Control
Transaction"), provided, however, that upon the execution by the Company of an agreement providing for or the recommendation of the Company with respect to, a Control Transaction, all restrictions with respect to the exercisability of outstanding Options shall lapse and each such Option shall be exercisable in full. Notwithstanding the foregoing, if the provision shall be made in writing in connection with the Control Transaction in question for the continuance of the Plan, for the assumption of Options previously granted, or the substitution for such Options with new options to purchase the stock of a successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and the option price, Options previously granted shall continue in the manner and under the terms so provided; provided, however, that the Committee or the Board shall have the authority to amend this Article to require that a successor assume all obligations under any outstanding Options.

         B. Change in Control. Notwithstanding any other provision of this Plan, if the terms of the agreement under which the Committee has granted an option hereunder ("Subject Option Agreement") shall so provide, upon a "Change in Control" (as hereinafter defined), any outstanding and unexercised Options granted under a Subject Option Agreement shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

         For purposes of this Plan, the term "Change in Control" shall mean a change in the control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any person, corporation (other than the Company), partnership, trust, association, pool, syndicate organization or other entity (each, a "Person") or group of Persons acting in concert is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company which represent more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own more than fifty percent (50%) of the voting capital stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

                           VIII. Optionee's Agreement

         If, at the time of the exercise of any Option, in the opinion of counsel for LMI, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual shall be required, upon the request of LMI, to execute and deliver to LMI, an agreement to such effect.

                          IX. Amendment and Termination

         Subject to any requirement of stockholder approval contained in Section 422 of the Code or Rule 16b-3, the Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any Options hereunder; provided, that no change in any Option granted before such time may be made which would impair the rights of the optionee without the consent of such optionee.

                X. Preemption by Applicable Laws and Regulations

         Anything in the Plan or any Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified in the Plan or in any Agreement for the making of any determination with respect to the issuance or other distribution of shares of Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either LMI or the Optionee (or the Optionee's beneficiary), as the case may be, to take any action in connection with any such determination, the issuance or distribution of such shares or the making of such determination shall be deferred until such action shall have been taken.

                                XI. Miscellaneous

                  A. No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company.

                  B. Employment with Subsidiaries. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any subsidiary of LMI.

                  C. No Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to shares issuable upon exercise of an Option until the date of the issuance of shares to the Optionee pursuant to such exercise. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

                  D. No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving any Optionee, such Optionee 's beneficiaries, or any other person any equity or other interest of any kind in any assets of LMI or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between LMI or any subsidiary and any such person.

                  E. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent LMI or any subsidiary from taking any corporate action that is deemed by it to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Option granted under the Plan. No Optionee, beneficiary or other person shall have any claim against LMI or any subsidiary as a result of any such action.

                  F. Non-assignability. Neither an Optionee nor an Optionee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest arising under the Plan or any Option granted under the Plan; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an Optionee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or an Option granted under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the Agreement evidencing such Option.

                  G. Privilege of Stock Ownership. No person entitled to exercise any Option granted under the Plan shall have rights or privileges of a stockholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares.

                  H. Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to the Plan shall be used for general corporate purposes.

                  I. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Missouri without regard to the law of conflicts. Titles and headings to articles in the Plan are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                  J. Tax Withholding. The Company shall have the right to take all necessary action to satisfy applicable obligations to withhold amounts pursuant to federal, state, or local tax law, including, without limitation, the deduction from shares of Stock delivered to an Optionee upon exercise of NQSO shares having an aggregate value equal to or less than the amount required to be withheld. The Committee may permit Optionees to elect whether to pay cash or to use shares of Stock to satisfy tax withholding requirements. Shares so used shall be valued at the Market Value Per Share as of the date of the event triggering a withholding obligation.